JOHN H. LIVELY, Managing Partner
john.lively@practus.com
11300 Tomahawk Creek Pkwy., Suite 310
Leawood, KS 66211
(913) 660-0778
April 29, 2026

Precidian ETFs Trust
8730 Stony Point Parkway, Suite 205
Richmond, VA 23235

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm in the Prospectus and under the caption “Legal Counsel” in the Statement of Additional Information for the following Series:

Airbus SE ADRhedged™*	LVMH Moet Hennessy Louis Vuitton SE ADRhedged™*
Anheuser-Busch InBev SA/NV ADRhedged™*	Mitsubishi UFJ Financial Group, Inc. ADRhedged™*
argenx SE ADRhedged™*	Mizuho Financial Group Inc. ADRhedged™*
Arm Holdings PLC ADRhedged™	National Grid plc ADRhedged™*
ASE Technologies Holding Co. Ltd. ADRhedged™*	Nestle SA ADRhedged™*
ASML Holding NV ADRhedged™	Novartis AG ADRhedged™*
Barclays PLC ADRhedged™*	Novo Nordisk A/S (B Shares) ADRhedged™
Banco Santander S.A. ADRhedged™*	Rio Tinto plc ADRhedged™*
Bayer AG ADRhedged™*	Roche Holding AG ADRhedged™*
Bayerische Motoren Werke AG ADRhedged™*	Sanofi ADRhedged™*
BP p.l.c. ADRhedged™	SAP SE ADRhedged™
British American Tobacco p.l.c. ADRhedged™*	Shell plc ADRhedged™
Diageo plc ADRhedged™*	Siemens AG ADRhedged™*
Deutsche Telekom AG ADRhedged™*	Silicon Motion Technology Corp. ADRhedged™*
GSK plc ADRhedged™	Softbank Group Corp. ADRhedged™*
Haleon plc ADRhedged™*	Sony Group Corp. ADRhedged™*
Heineken NV ADRhedged™*	STMicroelectronics NV ADRhedged™
Hermes International SA ADRhedged™*	Taiwan Semiconductor Manufacturing Co. Ltd. ADRhedged™*
Hitachi Ltd. ADRhedged™*	TotalEnergies SE ADRhedged™*
Honda Motor Co. Ltd. ADRhedged™*	Toyota Motor Corporation ADRhedged™
HSBC Holdings plc ADRhedged™	Unilever PLC ADRhedged™
ING Groep NV ADRhedged™*	United Microelectronics Corp. ADRhedged™
Lloyds Banking Group plc ADRhedged™*	Vodafone Group Plc ADRhedged™*
L’Oreal SA ADRhedged™*

The above Series are included in Post-Effective Amendment No. 185 to the Trust’s Registration Statement under the Securities Act of 1933, as amended (No. 333-171987), and Amendment No. 186 to the Trust’s Registration Statement under the Investment Company Act of 1940, as amended (No. 811-22524), on Form N-1A.

If you have any questions concerning the foregoing, please contact the undersigned at (913) 660-0778 or John.Lively@practus.com.

Regards,

/s/ John H. Lively

On behalf of Practus, LLP